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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Regeneron Pharmaceuticals, Inc. 2000 Long-Term Incentive Plan of our report dated February 2, 2001, with respect to the financial statements of Amgen-Regeneron Partners included in Regeneron Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Los Angeles, California

May 16, 2001